EX-23                                               CONSENT OF ACCOUNTANTS

           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
WSN Group, Inc.

We consent to the incorporation by reference of our independent auditors' report dated December 20, 2002 on the consolidated balance sheet as of June 30, 2002, the related consolidated statements of operations, changes in stockholders' deficiency and cash flows for the two years then ended included in WSN Group, Inc.'s Form 10-KSB, into the Company's previously filed registration statement on Form S-8 (File No. 333-87230).


/s/ Clancy and Co., P.L.L.C.
Phoenix, Arizona
January 16, 2004